UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005
_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

At meetings held on May 3 and 4, 2005, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Irwin Financial Corporation (the "Company") and the Board, as indicated, took the following actions:

Approval of Fiscal 2005 Base Salaries

On May 3, 2005, the Committee set annual base salaries, for the fiscal year ending December 31, 2005 (FY 2005) for certain of the Company's senior management personnel, including its executive officers. The following table sets forth the annual base salary levels for FY 2005 effective May 1, 2005 for the executive officers indicated:

Name and Position	FY 2005 Base Salary
William I. Miller Chief Executive Officer	$650,000
Elena Delgado President, Irwin Home Equity Corporation	$285,000
Robert H. Griffith President and CEO, Irwin Mortgage Company	$295,000
Thomas D. Washburn Executive Vice President	$325,000
Gregory F. Ehlinger Senior Vice President and Chief Financial Officer	$305,000

Stock Option Awards

On May 3, 2005, the Committee awarded options to purchase shares of the Company's common stock under the Irwin Financial Corporation Amended and Restated 2001 Stock Plan (the "Incentive Plan") to certain of its management personnel, including its executive officers. The form of award agreement attached hereto as Exhibit 99.1 and incorporated herein by reference sets forth the terms and conditions of awards under the Incentive Plan. The following table sets forth information regarding grants to the executive officers indicated:

Name	Number of Shares of Common Stock Subject to Stock Options
William I. Miller Chief Executive Officer	131,100
Elena Delgado President, Irwin Home Equity Corporation	22,900
Robert H. Griffith President and CEO, Irwin Mortgage Company	8,200
Thomas D. Washburn Executive Vice President	30,400
Gregory F. Ehlinger Senior Vice President and Chief Financial Officer	26,500

Each of these options is exercisable at an exercise price per share of $20.47, which is equal to the mean of the closing bid and ask prices of the common stock on the New York Stock Exchange on May 3, 2005. Each option has a 10-year term, subject to earlier termination upon the occurrence of certain events related to termination of employment. The options are exercisable and vested as to one-fourth of the options on the grant date. The remaining options become exercisable and are vested as to one-fourth of the options on each anniversary of the grant date, provided that the option holder is then employed by the Company. Stock options become fully exercisable in the event of a change in control of the Company.

Grants of Restricted Stock

 On May 4, 2005, the Board approved the grant of 1,222 shares of restricted stock to each of the Company's non-employee directors under the Incentive Plan. The shares of restricted stock become fully vested on the first anniversary of the grant date, provided that the director is still providing services as a director of the Company. The form of agreement to be used for grants of restricted stock under the Director Plan is attached hereto as Exhibit 99.2, which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

New Article 11, "Indemnification of Directors, Officers and Employees," was added to the Code of By-Laws of the Company by approval of the Board on May 4, 2005. Indemnification provisions for directors, officers and employees were previously included in the Company's Restated Articles of Incorporation, and, as approved by shareholders on April 7, 2005, the Articles of Incorporation were amended to provide that the Board could provide for indemnification in the Company's Code of By-Laws.

New Article 11 of the Code of By-Laws provides for broad indemnification of directors, officers and employees that the Board believes is consistent with the best interests of the Company and competitive with other corporations that have adopted provisions providing for the fullest indemnification protection available under applicable law. The principal changes from the indemnification section previously included in the Company's Articles of Incorporation, as summarized below, are as follows:

  expand the definition of "liability" and "expense" to include, but not be limited to, expenses actually and reasonably incurred with respect to a proceeding;
  include in the term "claim" actions brought or threatened by any "entity" (not just by corporations), and substitute throughout new Article 11 the word "entity" for the word "corporation" when referring to third-party organizations;
  provide for mandatory indemnification unless prohibited by law (on the terms described in the applicable subsection), and provide that a director, officer or employee who is not wholly successful in a matter shall be entitled to indemnification (as opposed to indemnification being at the Corporation's discretion) as long as certain conditions are met;
  provide that if a director, officer or employee is entitled to indemnification on only some matters, the person may be entitled to some or a portion of the expenses or amounts paid in settlement;
  provide that, except where prohibited by law, the Corporation shall (not may) advance expenses to, or provide a defense, where appropriate, for a director, officer or employee if the person agrees to repay the expenses if it is ultimately determined that the person is not entitled to indemnification; and
  provide that the right of indemnification shall be a contract right.

The full text of the new Article 11 is included in Exhibit 99.3 attached hereto and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     c.) The following exhibits are furnished as part of this Form 8-K

Exhibit No.	Description
99.1	Form of Agreement for Grants of Stock Options under the Company's Long-Term Incentive Plan.
99.2	Form of Agreement for Grants of Restricted Stock under the Company's Incentive Plan.
99.3	Text of Amendments to Company's Code of By-Laws

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: May 9, 2005	By: /s/ Gregory F. Ehlinger __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Form of Agreement for Grants of Stock Options under the Company's Long-Term Incentive Plan.
99.2	Form of Agreement for Grants of Restricted Stock under the Company's Incentive Plan.
99.3	Text of Amendments to Company's Code of By-Laws